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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (Date of earliest event reported)
                                   May 29, 2008


                           BLACKWATER MIDSTREAM CORP.
             (Exact name of Registrant as specified in its charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)


                                   333-103647
                            (Commission File Number)

                                   26-2590455
                      (IRS Employer Identification Number)


                                  4006 Highway 44
                             Garyville, Louisiana 70076
                    (Address of principal executive offices)


                                 (201) 290-8369
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01  Entry into a Material Definitive Agreement.

         On May 23, 2008, the Company entered into an Employment Offer Letter attached hereto as Exhibit 10.1 with Frank Marrocco ("Marrocco"), who pursuant to the terms therein, was designated and appointed as the Company's Chief Commercial Officer. The appointment of Mr. Marrocco as Chief Commercial Officer begins June 1, 2008 with salary commencing as of June 1, 2008.

         Under the terms of the Employment Offer Letter, the Company shall prepare a written employment agreement to be executed on or before June 1, 2008. The term of employment shall be not less than five years, subject to earlier termination as provided in the offer. Mr. Marrocco's salary shall be $237,500 per year payable in arrears in equal semi-monthly installments on the 15th and last day of each calendar month.

         Mr. Marrocco will be granted shares of common stock representing one-half percent (0.5%)of the Company's outstanding shares and a non-qualified option to purchase an additional two percent(2%) of the Company's outstanding shares, which options shall vest over the term of employment.

         Mr. Marrocco has also been offered three weeks paid vacation per year and all Company insurance benefits adopted for executive officers.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On May 29, 2008, the Company's Board of Directors appointed Mr. Herbert
N. Whitney, to the position of director of the Company to fill a vacancy. The acceptance by Mr. Herbert N. Whitney as a director of the Company is effective as of May 29, 2008.

         On June 1, 2008, the Company's Board of Directors appointed Mr. Frank Marrocco to the position of Chief Commercial Officer. The acceptance by Mr. Frank Marrocco as the Chief Commercial Officer of the Company is effective as of June 1, 2008.

         Michael D. Suder, the Chief Executive Officer, and Christopher A. Wilson continue to serve on the Board. Mr. Wilson also serves as outside legal counsel to the Company on certain corporate and securities matters and receives fees for such services. As a result, neither Mr. Wilson nor Mr. Suder are considered to be independent directors. Mr. Whitney is considered an independent director.


Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10.1 Employment Offer Letter between the Company and Frank Marrocco dated May 23, 2008.

99.1 Press release of appointments of Herbert N. Whitney and Frank Marrocco dated June 2, 2008.



                                      # # #



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                               BLACKWATER MIDSTREAM CORP.
                               (Registrant)



                               By: /s/ Christopher A. Wilson
                                   ---------------------------------------
                                   Name: Christopher A. Wilson
                                   Title: Chief Financial Officer



Date: June 2, 2008




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Exhibit 10.1     Employment Offer Letter dated May 23, 2008.

Exhibit 99.1 Press release of appointments of Herbert N. Whitney and Frank Marrocco Dated June 2, 2008.